RCI Reports 1Q23 Results: Total Revenues $70.0M, GAAP EPS $1.11, Non-GAAP EPS $1.19
Twitter Spaces Conference Call at 4:30 PM ET Today; Meet Management at 7 PM ET Tonight
HOUSTON—February 9, 2023—RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today reported results and filed its Form 10-Q for the fiscal 2023 first quarter ended December 31, 2022.

Summary Financials	1Q23	Change YoY
Total Revenues	$70.0M	+13.2%
EPS	$1.11	-0.9%
Non-GAAP EPS*	$1.19	+8.2%
Net Cash from Operating Activities	$14.9M	-8.4%
Free Cash Flow*	$13.0M	-14.6%
Net Income Attributable to RCIHH Common Stockholders	$10.2M	-3.2%
Adjusted EBITDA*	$20.5M	+13.9%
Weighted Average Number of Basic & Diluted Shares Outstanding	9.2M	-1.9%
* See “Non-GAAP Financial Measures” below.
Eric Langan, President and CEO of RCI Hospitality Holdings, Inc., said: “1Q23 results were generally in line with our expectations as we launched our big, three-year growth plan for fiscal 23-25. Thanks to our loyal and dedicated teams for all their hard work and effort.”
“During 1Q23, a 21.4% year-over-year increase in Nightclubs operating income more than offset challenging comparisons in Bombshells. GAAP EPS and net cash from operating activities, and non-GAAP EPS and free cash flow, were affected by higher than anticipated repairs and maintenance capital expenditures that happened to occur during the quarter. Nonetheless, adjusted EBITDA increased 13.9% year-over-year, and we ended 1Q23 with $34.1 million in cash.”
“To continue with our mission of growing free cash flow and adjusted EBITDA in the years ahead, we now have numerous acquisitions and projects in development. These include our pending acquisition of the five Baby Dolls and Chicas Locas adult nightclubs in Dallas, Fort Worth and Houston; our exciting new Rick’s Cabaret Steakhouse & Casino in Central City, CO; and new Bombshells in Alabama, Colorado, and Texas.”
Conference Call at 4:30 PM ET Today
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1Q23 Segments
•Nightclubs: Revenues of $56.3 million and operating income of $22.7 million. 1Q23 revenues included $15.3 million from the 15 clubs acquired in FY22 and one of two clubs acquired in 1Q23, and a 23.4% year-over-year increase in higher-margin service revenues. Same-store sales also increased.1 Operating margin was 40.4% versus 40.1% in 1Q22 due to increased operating leverage from higher sales, partially offset by increased amortization of club licenses.
•Bombshells: Revenues of $13.4 million and operating income of $1.8 million. Revenues included $1.3 million in sales from the Arlington, TX, location (opened December 2021). Same-store sales declined.1 Operating margin was 13.8% versus 19.0% primarily due to reduced operating leverage compared with 1Q22, when the chain benefitted from an unusually favorable local market environment.
1Q23 Consolidated (Comparisons are to 1Q22 and % are of total revenues unless indicated otherwise)
•Cost of goods sold: 12.9% vs. 14.4% mainly due to increased higher-margin service revenues in the sales mix.
•Salaries and wages: Level at 26.7% vs. 26.7%.
•SG&A: 32.5% vs. 29.9% mainly due to non-cash stock-based compensation of $0.9 million and $0.4 million of repairs. Excluding these items, 1Q23 SG&A would have been 29.5%.
•Depreciation and amortization: 4.7% vs. 3.5% due to increased depreciable assets from newly acquired and constructed units and amortization of licenses from clubs at leased locations.
•Operating margin: 24.2% vs. 25.7% (level at 25.6% vs. 25.6% non-GAAP).
•Interest expense: 5.3% vs. 4.2%, primarily reflecting higher average debt mostly from seller-financed promissory notes from FY22 acquisitions.
•Income tax expense: $3.0 million vs. $2.9 million. The effective tax rate was 22.8% compared to 21.7%.
•Weighted average shares outstanding: Decreased 1.9% due to repurchases, partially offset by shares issued for clubs acquired in October 2021.
•Debt: $211.2 million at 12/31/22 compared to $202.5 million at 9/30/22. The increase primarily reflected financing for the acquisitions of Heartbreakers Gentlemen’s Club; Lubbock, TX land for a Bombshells; and the Denver food hall.
Note
The novel coronavirus (COVID-19) pandemic disrupted and may continue to disrupt our business, which has and could continue to materially affect our operations, financial condition, and results of operations for an extended period of time. All references to the “company,” “we,” “our,” and similar terms include RCI Hospitality Holdings, Inc., and its subsidiaries, unless the context indicates otherwise.
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:
•Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income from operations and operating margin: (a) amortization of intangibles, (b) gains or losses on sale of businesses and assets, (c) gains or losses on insurance, (d) settlement of lawsuits, and (e) stock-based compensation. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.
•Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We calculate non-GAAP net income and non-GAAP net income per diluted share by excluding or including certain items to net income attributable to RCIHH common stockholders and diluted earnings per share. Adjustment items are: (a) amortization of intangibles, (b) gains or losses on sale of businesses and assets, (c) gains or losses on insurance, (d) unrealized gains or losses on equity securities, (e) settlement of lawsuits, (f) gain on debt extinguishment, (g) stock-based compensation, and (h) the income tax effect of the above-described adjustments. Included in the income tax effect of the above adjustments is the net effect of the non-GAAP provision for income taxes, calculated at 22.7% and 22.3% effective tax rate of the pre-tax non-GAAP income before taxes for the three months ended December 31, 2022 and 2021, respectively, and the GAAP income tax expense (benefit). We believe that excluding and including such items help management and investors better understand our operating activities.
1 See our January 10, 2023 news release on 1Q23 sales for more details.

•Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income attributable to RCIHH common stockholders: (a) depreciation and amortization, (b) income tax expense (benefit), (c) net interest expense, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, (f) unrealized gains or losses on equity securities, (g) settlement of lawsuits, (h) gain on debt extinguishment, and (i) stock-based compensation. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess our unleveraged performance return on our investments. Adjusted EBITDA is also the target benchmark for our acquisitions of nightclubs.
•Management also uses non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.
About RCI Hospitality Holdings, Inc. (Nasdaq: RICK) (Twitter: @RCIHHinc)
With more than 60 locations, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in adult nightclubs and sports bars/restaurants. See all our brands at www.rcihospitality.com.
Forward-Looking Statements
This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company's actual results to differ materially from those indicated, including, but not limited to, the risks and uncertainties associated with (i) operating and managing an adult entertainment or restaurant business, (ii) the business climates in cities where it operates, (iii) the success or lack thereof in launching and building the company's businesses, (iv) cyber security, (v) conditions relevant to real estate transactions, (vi) the impact of the COVID-19 pandemic, and (vii) numerous other factors such as laws governing the operation of adult entertainment or restaurant businesses, competition and dependence on key personnel. For more detailed discussion of such factors and certain risks and uncertainties, see RCI's annual report on Form 10-K for the year ended September 30, 2022, as well as its other filings with the U.S. Securities and Exchange Commission. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.
Media & Investor Contacts
Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

RCI HOSPITALITY HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share, number of shares and percentage data)

	For the Three Months Ended December 31,
	2022		2021
	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$29,650	42.4%	$26,431	42.7%
Sales of food and merchandise	10,347	14.8%	10,894	17.6%
Service revenues	25,563	36.5%	20,876	33.8%
Other	4,408	6.3%	3,635	5.9%
Total revenues	69,968	100.0%	61,836	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	5,374	18.1%	4,834	18.3%
Food and merchandise sold	3,586	34.7%	3,957	36.3%
Service and other	49	0.2%	100	0.4%
Total cost of goods sold (exclusive of items shown below)	9,009	12.9%	8,891	14.4%
Salaries and wages	18,676	26.7%	16,505	26.7%
Selling, general and administrative	22,732	32.5%	18,486	29.9%
Depreciation and amortization	3,307	4.7%	2,194	3.5%
Other gains, net	(654)	-0.9%	(151)	-0.2%
Total operating expenses	53,070	75.8%	45,925	74.3%
Income from operations	16,898	24.2%	15,911	25.7%
Other income (expenses)
Interest expense	(3,687)	-5.3%	(2,604)	-4.2%
Interest income	91	0.1%	106	0.2%
Non-operating gains, net	—	—%	84	0.1%
Income before income taxes	13,302	19.0%	13,497	21.8%
Income tax expense	3,031	4.3%	2,933	4.7%
Net income	10,271	14.7%	10,564	17.1%
Net loss (income) attributable to noncontrolling interests	(33)	—%	11	—%
Net income attributable to RCIHH common shareholders	$10,238	14.6%	$10,575	17.1%

Earnings per share
Basic and diluted	$1.11		$1.12

Weighted average shares outstanding
Basic and diluted	9,230,258		9,407,519

Dividends per share	$0.05	$0.04

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES
(in thousands, except per share, number of shares and percentage data)

	For the Three Months
	Ended December 31,
	2022	2021
Reconciliation of GAAP net income to Adjusted EBITDA
Net income attributable to RCIHH common stockholders	$10,238	$10,575
Income tax expense	3,031	2,933
Interest expense, net	3,596	2,498
Settlement of lawsuits	—	192
Gain on sale of businesses and assets	(590)	(342)
Gain on debt extinguishment	—	(85)
Unrealized loss on equity securities	—	1
Gain on insurance	(64)	(1)
Stock-based compensation	941	—
Depreciation and amortization	3,307	2,194
Adjusted EBITDA	$20,459	$17,965

Reconciliation of GAAP net income to non-GAAP net income
Net income attributable to RCIHH common stockholders	$10,238	$10,575
Amortization of intangibles	695	50
Settlement of lawsuits	—	192
Gain on sale of businesses and assets	(590)	(342)
Gain on debt extinguishment	—	(85)
Unrealized loss on equity securities	—	1
Gain on insurance	(64)	(1)
Stock-based compensation	941	—
Net income tax effect	(200)	(38)
Non-GAAP net income	$11,020	$10,352

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share
Diluted shares	9,230,258	9,407,519
GAAP diluted earnings per share	$1.11	$1.12
Amortization of intangibles	0.08	0.01
Settlement of lawsuits	—	0.02
Gain on sale of businesses and assets	(0.06)	(0.04)
Gain on debt extinguishment	—	(0.01)
Unrealized loss on equity securities	—	—
Gain on insurance	(0.01)	—
Stock-based compensation	0.10	—
Net income tax effect	(0.02)	—

Non-GAAP diluted earnings per share	$1.20	$1.10

Reconciliation of GAAP operating income to non-GAAP operating income
Income from operations	$16,898	$15,911
Amortization of intangibles	695	50
Settlement of lawsuits	—	192
Gain on sale of businesses and assets	(590)	(342)
Gain on insurance	(64)	(1)
Stock-based compensation	941	—
Non-GAAP operating income	$17,880	$15,810

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	24.2%	25.7%
Amortization of intangibles	1.0%	0.1%
Settlement of lawsuits	—%	0.3%
Gain on sale of businesses and assets	-0.8%	-0.6%
Gain on insurance	-0.1%	—%
Stock-based compensation	1.3%	—%
Non-GAAP operating margin	25.6%	25.6%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$14,895	$16,264
Less: Maintenance capital expenditures	1,864	998
Free cash flow	$13,031	$15,266

RCI HOSPITALITY HOLDINGS, INC.
SEGMENT INFORMATION
(in thousands)

	For the Three Months
	Ended December 31,
	2022	2021
Revenues
Nightclubs	$56,325	$46,781
Bombshells	13,431	14,771
Other	212	284
	$69,968	$61,836

Income (loss) from operations
Nightclubs	$22,740	$18,736
Bombshells	1,847	2,802
Other	(185)	(43)
Corporate	(7,504)	(5,584)
	$16,898	$15,911

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP SEGMENT INFORMATION
($ in thousands)

	For the Three Months Ended December 31, 2022					For the Three Months Ended December 31, 2021
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$22,740	$1,847	$(185)	$(7,504)	$16,898	$18,736	$2,802	$(43)	$(5,584)	$15,911
Amortization of intangibles	628	2	61	4	695	47	3	—	—	50
Settlement of lawsuits	—	—	—	—	—	177	10	—	5	192
Loss (gain) on sale of businesses and assets	(569)	—	—	(21)	(590)	45	13	—	(400)	(342)
Gain on insurance	(48)	—	—	(16)	(64)	(1)	—	—	—	(1)
Stock-based compensation	—	—	—	941	941	—	—		—	—
Non-GAAP operating income (loss)	$22,751	$1,849	$(124)	$(6,596)	$17,880	$19,004	$2,828	$(43)	$(5,979)	$15,810

GAAP operating margin	40.4%	13.8%	-87.3%	-10.7%	24.2%	40.1%	19.0%	-15.1%	-9.0%	25.7%
Non-GAAP operating margin	40.4%	13.8%	-58.5%	-9.4%	25.6%	40.6%	19.1%	-15.1%	-9.7%	25.6%

RCI HOSPITALITY HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months
	Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$10,271	$10,564
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,307	2,194
Gain on sale of businesses and assets	(686)	(523)
Gain on debt extinguishment	—	(83)
Unrealized loss on equity securities	—	1
Amortization of debt discount and issuance costs	144	51
Doubtful accounts expense on notes receivable	—	17
Noncash lease expense	719	629
Stock-based compensation	941	—
Gain on insurance	(64)	—
Changes in operating assets and liabilities:
Accounts receivable	1,447	1,344
Inventories	(94)	(445)
Prepaid expenses, other current assets and other assets	(7,208)	(6,519)
Accounts payable, accrued and other liabilities	6,118	9,034
Net cash provided by operating activities	14,895	16,264
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of businesses and assets	2,784	803
Proceeds from insurance	64	185
Proceeds from notes receivable	55	34
Payments for property and equipment and intangible assets	(12,553)	(9,850)
Acquisition of businesses, net of cash acquired	(4,000)	(39,302)
Net cash used in investing activities	(13,650)	(48,130)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt obligations	1,500	17,002
Payments on debt obligations	(3,361)	(2,488)
Purchase of treasury stock	(98)	—
Payment of dividends	(462)	(380)
Payment of loan origination costs	(96)	—
Share in return of investment by noncontrolling partner	(600)	—
Net cash provided by (used in) financing activities	(3,117)	14,134
NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,872)	(17,732)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	35,980	35,686
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$34,108	$17,954

RCI HOSPITALITY HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	September 30,	December 31,
	2022	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$34,108	$35,980	$17,954
Accounts receivable, net	6,016	8,510	6,012
Current portion of notes receivable	235	230	225
Inventories	4,051	3,893	3,530
Prepaid expenses and other current assets	8,611	1,499	8,245
Assets held for sale	—	1,049	3,113
Total current assets	53,021	51,161	39,079
Property and equipment, net	246,536	224,615	203,878
Operating lease right-of-use assets	36,329	37,048	35,845
Notes receivable, net of current portion	4,631	4,691	5,512
Goodwill	70,189	67,767	54,484
Intangibles, net	143,949	144,049	125,314
Other assets	1,503	1,407	1,566
Total assets	$556,158	$530,738	$465,678

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$5,182	$5,482	$5,807
Accrued liabilities	18,864	11,328	18,413
Current portion of debt obligations, net	13,291	11,896	9,003
Current portion of operating lease liabilities	2,850	2,795	2,288
Total current liabilities	40,187	31,501	35,511
Deferred tax liability, net	30,562	30,562	22,040
Debt, net of current portion and debt discount and issuance costs	197,943	190,567	152,847
Operating lease liabilities, net of current portion	35,270	36,001	35,154
Other long-term liabilities	386	349	357
Total liabilities	304,348	288,980	245,909

Commitments and contingencies

Equity
Preferred stock	—	—	—
Common stock	92	92	95
Additional paid-in capital	68,070	67,227	80,397
Retained earnings	183,726	173,950	139,888
Total RCIHH stockholders' equity	251,888	241,269	220,380

Noncontrolling interests	(78)	489	(611)
Total equity	251,810	241,758	219,769
Total liabilities and equity	$556,158	$530,738	$465,678